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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated
April 30, 1996 (except for Note 9 as to which the date is    , 1996) in the
Registration Statement (Form S-1) and the related Prospectus of Adeza Biomedical Corporation for the registration of 2,875,000 shares of its Common Stock.

  Our audits also included the financial statement schedule of Adeza Biomedical Corporation listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                              Ernst & Young LLP

Palo Alto, California
   , 1996

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  The foregoing report is in the form that will be signed upon completion of the one-for-2.4 reverse stock split and reincorporation into Delaware described in Note 9 to the consolidated financial statements.

Palo Alto, California
May 9, 1996